Exhibit 99.1

Heron Therapeutics Announces Q2 2025 Financial Results and Highlights Commercial Progress

•
Generated Q2 2025 Net Revenue of $37.2 million and year-to-date revenue of $76.1 million; reaffirmed 2025 Net Revenue Guidance of $153 million - $163 million

•
Delivered record year-to-date 2025 Adjusted EBITDA of $7.9 million, raised full-year 2025 Adjusted EBITDA Guidance from $4.0 million - $12.0 million to $9.0 million - $13.0 million

•
ZYNRELEF® unit demand grew 6.3% in Q2 2025 as compared to Q1 2025, with revenue impacted by a temporary wholesaler adjustment from the 400mg VAN transition; momentum building ahead of expanded commercial initiatives and dedicated sales team in Q3 2025

•
APONVIE® unit demand grew 19% in Q2 2025 as compared to Q1 2025, supported by increased adoption in hospital systems and momentum building ahead of the newly launched dedicated sales team in Q3 2025

•
Completed comprehensive capital restructuring, reducing total debt from $175 million to $145 million and extending debt maturities to at least 2030, enhancing financial flexibility to support growth

CARY, August 08, 2025/PRNewswire/ -- Heron Therapeutics, Inc. (Nasdaq: HRTX) (“Heron” or the “Company”), a commercial-stage biotechnology company, today announced financial results for the three and six months ended June 30, 2025 and recent corporate updates.

“As today’s release demonstrates, we enter the third quarter with strong momentum and a clear focus on accelerating the expansion of our core products,” said Craig Collard, Chief Executive Officer of Heron. “Our performance reflects the dedication of our team and the growing demand for innovative solutions that address critical patient needs. We remain committed to executing our strategic priorities, driving sustainable growth, and delivering long-term value to our stakeholders.”

Financial Guidance for 2025

Item	2025 Full-Year Guidance for Net Revenue and Adjusted EBITDA (in millions)
	Original	Q1 Updated Guidance	Q2 Updated Guidance
Net Revenue	$153.0 to $163.0
Adjusted EBITDA	$0 - $8.0	$4.0 - $12.0	$9.0 - $13.0

Business Highlights

•
Heron’s Acute Care franchise delivered revenue growth of 55.5% year-over-year in Q2 2025 and 70.5% year-over-year for the first half of 2025, reflecting continued commercial execution and expanding adoption across the portfolio.

•
ZYNRELEF Updates:

•
ZYNRELEF unit demand grew 6.3% in Q2 as compared to Q1 2025, as momentum builds ahead of expanded commercial pull-through initiatives planned for the second half of the year.

•
Commercial initiatives include launch of a reorganized, dedicated ZYNRELEF sales team in Q3 2025, and enhanced distributor incentives in select accounts – including both formulary and high potential non formulary accounts – to drive growth and accelerate adoption.

•
Transition to the Vial Access Needle (“VAN”) will be completed in Q3 2025, optimizing product preparation, handling and operating field sterility with ZYNRELEF in hospitals and ambulatory surgical centers across U.S.

•
The Centers for Medicare and Medicaid Services (“CMS”) has granted a permanent, product specific J-code for ZYNRELEF, effective October 1, 2025, streamlining reimbursement and improving billing clarity for both CMS and commercial payers in both hospital and ambulatory surgical center settings.

•
APONVIE Updates:

•
APONVIE unit demand increased 19% in Q2 as compared to Q1 2025, reflecting strong growth and setting the stage for further expansion.

•
As of July 1, a dedicated sales team is now focused exclusively on promoting APONVIE, leveraging recent access wins that collectively represent approximately 4 million of the approximately 35 million annual surgical patients at moderate to high risk for postoperative nausea and vomiting in the U.S.

•
Cash, cash equivalents, and short-term investments were $40.6 million as of June 30, 2025.

Net Revenue Performance - Three Months Ended June 30 (in thousands)

	2025	2024	Dollar Change	Percentage Change

Acute Care	$ 10,653	$ 6,851	$ 3,802	55.5%
APONVIE	$ 2,464	$ 1,020	$ 1,444	141.6%
ZYNRELEF	$ 8,189	$ 5,831	$ 2,358	40.4%

Oncology	$ 26,547	$ 29,173	$ (2,626)	(9.0%)
CINVANTI	$ 24,143	$ 24,927	$ (784)	(3.1%)
SUSTOL	$ 2,404	$ 4,246	$ (1,842)	(43.4%)

Total Net Revenue	$ 37,200	$ 36,024	$ 1,176	3.3%

Net Revenue Performance - Six Months Ended June 30 (in thousands)

	2025	2024	Dollar Change	Percentage Change

Acute Care	$ 20,954	$ 12,290	$ 8,664	70.5%
APONVIE	$ 4,724	$ 1,446	$ 3,278	226.7%
ZYNRELEF	$ 16,230	$ 10,844	$ 5,386	49.7%

Oncology	$ 55,149	$ 58,404	$ (3,255)	(5.6%)
CINVANTI	$ 49,886	$ 50,544	$ (658)	(1.3%)
SUSTOL	$ 5,263	$ 7,860	$ (2,597)	(33.0%)

Total Net Revenue	$ 76,103	$ 70,694	$ 5,409	7.7%

Conference Call and Webcast

Heron will host a conference call and live webcast on Friday, August 8, 2025, at 8:30 a.m. ET. The conference call can be accessed by phone by utilizing the following registration link which will provide participants with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. The conference call will also be available via webcast under the Investor Relations section of Heron's website at www.herontx.com. An archive of the teleconference and webcast will also be made available on Heron's website for sixty days following the call.

About ZYNRELEF® for Postoperative Pain

ZYNRELEF is the first and only extended-release dual-acting local anesthetic that delivers a fixed-dose combination of the local anesthetic bupivacaine and a low dose of nonsteroidal anti-inflammatory drug meloxicam. ZYNRELEF is the first and only extended-release local anesthetic to demonstrate in Phase 3 studies significantly reduced pain and significantly increased proportion of patients requiring no opioids through the first 72 hours following surgery compared to bupivacaine solution, the current standard-of-care local anesthetic for postoperative pain control. ZYNRELEF was initially approved by the FDA in May 2021 for use in adults for soft tissue or periarticular instillation to produce postsurgical analgesia for up to 72 hours after bunionectomy, open inguinal herniorrhaphy and total knee arthroplasty. In December 2021, the FDA approved an expansion of ZYNRELEF's indication to include foot and ankle, small-to-medium open abdominal, and lower extremity total joint arthroplasty surgical procedures. On January 23, 2024, the FDA approved ZYNRELEF for soft tissue and orthopedic surgical procedures including foot and ankle, and other procedures in which direct exposure to articular cartilage is avoided. Safety and efficacy have not been established in highly vascular surgeries, such as intrathoracic, large multilevel spinal, and head and neck procedures.

Please see full prescribing information, including Boxed Warning, at www.ZYNRELEF.com.

About APONVIE® for Prevention of Postoperative Nausea and Vomiting (“PONV”) Prevention

APONVIE is a substance P/neurokinin 1 (NK1) Receptor Antagonist (RA), indicated for the prevention of post operative nausea and vomiting (PONV) in adults. Delivered via a 30-second IV push, APONVIE 32 mg was demonstrated to be bioequivalent to oral aprepitant 40 mg with rapid achievement of therapeutic drug levels. APONVIE is the same formulation as Heron's approved drug product CINVANTI. APONVIE is supplied in a single-dose vial that delivers the full 32 mg dose for PONV. APONVIE was approved by the FDA in September 2022 and became commercially available in the U.S. on March 6, 2023.

Please see full prescribing information at www.APONVIE.com.

About CINVANTI® for Chemotherapy Induced Nausea and Vomiting (CINV) Prevention

CINVANTI, in combination with other antiemetic agents, is indicated in adults for the prevention of acute and delayed nausea and vomiting associated with initial and repeat courses of highly emetogenic cancer chemotherapy (HEC) including high-dose cisplatin as a single-dose regimen, delayed nausea and vomiting associated with initial and repeat courses of moderately emetogenic cancer chemotherapy (MEC) as a single-dose regimen, and nausea and vomiting associated with initial and repeat courses of MEC as a 3-day regimen. CINVANTI is an IV formulation of aprepitant, an NK1 RA. CINVANTI is the first IV formulation to directly deliver aprepitant, the active ingredient in EMEND® capsules. Aprepitant (including its prodrug, fosaprepitant) is a single-agent NK1 RA to significantly reduce nausea and vomiting in both the acute phase (0–24 hours after chemotherapy) and the delayed phase (24–120 hours after chemotherapy). The FDA-approved dosing administration included in the U.S. prescribing information for CINVANTI include 100 mg or 130 mg administered as a 30-minute IV infusion or a 2-minute IV injection.

Please see full prescribing information at www.CINVANTI.com.

About SUSTOL® for CINV Prevention

SUSTOL is indicated in combination with other antiemetics in adults for the prevention of acute and delayed nausea and vomiting associated with initial and repeat courses of moderately emetogenic chemotherapy (MEC) or anthracycline and cyclophosphamide (AC) combination chemotherapy regimens. SUSTOL is an extended-release, injectable 5-hydroxytryptamine type 3 RA that utilizes Heron's Biochronomer® drug delivery technology to maintain therapeutic levels of granisetron for ≥5 days. The SUSTOL global Phase 3 development program was comprised of two, large, guideline-based clinical studies that evaluated SUSTOL's efficacy and safety in more than 2,000 patients with cancer. SUSTOL's efficacy in preventing nausea and vomiting was evaluated in both the acute phase (0–24 hours after chemotherapy) and delayed phase (24–120 hours after chemotherapy).

Please see full prescribing information at www.SUSTOL.com.

About Heron Therapeutics, Inc.

Heron Therapeutics, Inc. is a commercial-stage biotechnology company focused on improving the lives of patients by developing and commercializing therapeutic innovations that improve medical care. Our advanced science, patented technologies, and innovative approach to drug discovery and development have allowed us to create and commercialize a portfolio of products that aim to advance the standard-of-care for acute care and oncology patients. For more information, visit www.herontx.com.

Non-GAAP Financial Measures

To supplement our financial results presented on a GAAP basis, we have included information about certain non-GAAP financial measures. We believe the presentation of these non-GAAP financial measures, when viewed with our results under GAAP, provide analysts, investors, lenders, and other third parties with insights into how we evaluate normal operational activities, including our ability to generate cash from operations, on a comparable year-over-year basis and manage our budgeting and forecasting.

In our quarterly and annual reports, earnings press releases and conference calls, we may discuss the following financial measures that are not calculated in accordance with GAAP, to supplement our consolidated financial statements presented on a GAAP basis.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income or loss adjusted to exclude interest expense, interest income, the benefit from or provision for income taxes, depreciation, amortization, stock-based compensation, and other adjustments to reflect changes that occur in our business but that we do not believe are indicative of ongoing operations. Adjusted EBITDA, as used by us, may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

There are several limitations related to the use of adjusted EBITDA rather than net income or loss, which is the nearest GAAP equivalent, such as: adjusted EBITDA excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated or amortized may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA; we exclude stock-based compensation expense from adjusted EBITDA although: (i) it has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy; and (ii) if we did not pay out a portion of our compensation in the form of stock-based compensation, the cash salary expense included in operating expenses would be higher, which would affect our cash position; adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; adjusted EBITDA does not reflect the benefit from or provision for income taxes or the cash requirements to pay taxes; and adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments.

Adjusted Operating Expenses

Adjusted operating expenses is a non-GAAP financial measure that represents GAAP operating expenses adjusted to exclude stock-based compensation expense, depreciation and amortization, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations. For more information on these non-GAAP financial measures, see the below table captioned "YTD Adjusted EBITDA."

The Company has not provided a reconciliation of its guidance for adjusted EBITDA to the most directly comparable forward-looking GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, because the Company is unable to predict, without unreasonable efforts, the timing and amount of items that would be included in such a reconciliation, including, but not limited to, stock-based compensation expense, and inventory reserve and asset write-offs. These items are uncertain and depend on various factors that are outside of the Company's control or cannot be reasonably predicted. While the Company is unable to address the probable significance of these items, they could have a material impact on GAAP net income and operating expenses for the guidance period.

Forward-looking Statements

This news release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Heron cautions readers that forward-looking statements are based on management's expectations and assumptions as of the date of this news release and are subject to certain risks and uncertainties that could cause actual results to differ materially. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding the potential market opportunities for ZYNRELEF, APONVIE, CINVANTI and SUSTOL; revenue, adjusted EBITDA and other financial guidance provided by the Company; the potential additional market opportunity for the expanded U.S. label for ZYNRELEF or inclusion of ZYNRELEF under the OPPS and the ASC payment system or launch of the ZYNRELEF VAN; our ability to establish and maintain successful commercial arrangements like our co-promotion agreement with Crosslink Network, LLC; the outcome of the Company's pending patent litigations, including potential appeals of any verdicts and the settlement described herein; whether the Company is required to write-off any additional inventory in the future; the expected future balances of Heron's cash, cash equivalents and short-term investments; the expected duration over which Heron's cash, cash equivalents and short-term investments balances will fund its operations and the risk that future equity financings may be needed; the terms and conditions, completion of the refinancing transactions, and the anticipated proceeds and use of proceeds of the refinancing transactions; any inability or delay in achieving profitability, including as a result of regulatory developments and policy changes in the U.S. and other jurisdictions. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission, including under the caption "Risk Factors." Forward-looking statements reflect our analysis only on their stated date, and Heron takes no obligation to update or revise these statements except as may be required by law.

Heron Therapeutics, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Net product sales	$37,200	$36,024	$76,103	$70,694
Cost of product sales	9,857	10,518	18,314	18,962
Gross profit	27,343	25,506	57,789	51,732
Operating expenses:
Research and development	2,934	4,432	5,213	9,040
General and administrative	14,471	13,905	27,173	28,879
Sales and marketing	11,575	13,614	23,886	25,056
Total operating expenses	28,980	31,951	56,272	62,975
(Loss) income from operations	(1,637)	(6,445)	1,517	(11,243)
Other expense, net	(744)	(2,790)	(1,263)	(1,152)
Net (loss) income	(2,381)	(9,235)	254	(12,395)
Other comprehensive loss:
Unrealized loss on short-term investments	(2)	(2)	(14)	(21)
Comprehensive (loss) income	$(2,383)	$(9,237)	$240	$(12,416)
Basic net (loss) income per share	$(0.02)	$(0.06)	$0.00	$(0.08)
Diluted net (loss) income per share	$(0.02)	$(0.06)	$0.00	$(0.08)
Weighted average common shares outstanding, basic	154,020	152,305	153,804	151,900
Weighted average common shares outstanding, diluted	154,020	152,305	197,751	151,900

Heron Therapeutics, Inc.

Consolidated Balance Sheets

(in thousands)

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,516	$25,802
Short-term investments	24,117	33,481
Accounts receivable, net	79,931	78,881
Inventory, net	72,965	53,160
Prepaid expenses and other current assets	17,394	17,690
Total current assets	210,923	209,014
Property and equipment, net	13,683	14,863
Right-of-use lease assets	1,401	2,787
Other assets	6,083	6,483
Total assets	$232,090	$233,147
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$12,037	$11,709
Accrued clinical and manufacturing liabilities	17,135	25,402
Accrued payroll and employee liabilities	6,471	9,554
Notes payable, net	25,398	—
Convertible notes payable, net	149,806	—
Other accrued liabilities	46,215	41,755
Current lease liabilities	1,539	3,037
Total current liabilities	258,601	91,457
Non-current notes payable, net	—	25,026
Non-current convertible notes payable, net	—	149,700
Other non-current liabilities	747	615
Total liabilities	259,348	266,798
Stockholders' deficit:
Common stock	1,533	1,521
Additional paid-in capital	1,890,550	1,884,409
Accumulated other comprehensive (loss) income	(1)	13
Accumulated deficit	(1,919,340)	(1,919,594)
Total stockholders' deficit	(27,258)	(33,651)
Total liabilities and stockholders' deficit	$232,090	$233,147

Heron Therapeutics, Inc.

U.S. GAAP to Non-GAAP Reconciliation

Adjusted EBITDA

(Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net (loss) income	$ (2,381)	$ (9,235)	$ 254	$ (12,395)
Other expense, net	744	2,790	1,263	1,152
Depreciation	611	641	1,162	1,330
Stock-based compensation	2,797	4,570	5,308	7,945
Adjusted EBITDA	$ 1,771	$ (1,234)	$ 7,987	$ (1,968)

Investor Relations and Media Contact:

Ira Duarte
Executive Vice President, Chief Financial Officer
Heron Therapeutics, Inc.

iduarte@herontx.com

858-251-4400